UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

MAGENTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38541	81-0724163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Technology Square Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)

Registrant’s telephone number, including area code: (857) 242-0170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MGTA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2019, the Board of Directors (the “Board”) of Magenta Therapeutics, Inc. (the “Company”) unanimously appointed Anne McGeorge to fill the newly created vacancy on the Board resulting from an increase in the size of the Board from nine (9) directors to ten (10) directors. Upon her appointment to the Board, Ms. McGeorge became a member of the slate of Class II directors with terms expiring at the Company’s 2020 Annual Meeting of Stockholders. The Board has determined that Ms. McGeorge qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. The Board also determined that Ms. McGeorge is an audit committee expert and she will serve as the Chairperson of the Audit Committee of the Board. For her service on the Board, Ms. McGeorge will receive the same compensation as other non-management directors, as described in the Company’s most recent proxy statement filed with the SEC. Ms. McGeorge has also entered into the Company’s standard form of indemnification agreement.

Ms. McGeorge has over 35 years of experience providing strategic guidance and operational oversight to health care organizations. Ms. McGeorge currently works as an operating partner for Havencrest Healthcare Partners and as an adjunct professor at the University of North Carolina at Chapel Hill. Ms. McGeorge is a director at several private companies, including Tri It For Life and several entities associated with the Be The Match Foundation, and is on the advisory board at Dioko Ventures. Prior to her retirement in July 2017, Ms. McGeorge worked at Grant Thornton LLP where she routinely advised clients on audit and financial matters relating to the healthcare industry. During her time at Grant Thornton LLP, Ms. McGeorge was Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from January 2006 to July 2017 as well as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from August 2015 to July 2017. Ms. McGeorge was formerly a partner at Deloitte LLP from 2002 to 2005 and at Arthur Andersen LLP from 1994 to 2002. Ms. McGeorge received a BBA, Business, Accounting from the College of William and Mary, and an MS, Accounting/Taxation from the University of Virginia. Ms. McGeorge is qualified to serve on the Board based on her extensive experience providing auditing and financial services for the healthcare industry.

There are no arrangements or understandings between Ms. McGeorge and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. McGeorge and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On June 24, 2019, the Company announced that Ms. McGeorge had been appointed to the Board effective June 20, 2019. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGENTA THERAPEUTICS, INC.

Date:	June 24, 2019

By:	/s/ Jason Gardner
Title:	President and Chief Executive Officer